EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 6, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Aug 2007 – Jul 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.7%	2.7%	2.3%	-6.2%	-2.3%	2.2%	3.0%	2.2%	12.2%	-18.7%	0.2	0.3
B**	2.7%	2.7%	2.0%	-6.8%	-2.9%	1.5%	N/A	1.5%	12.2%	-20.4%	0.2	0.2
Legacy 1***	2.7%	2.7%	3.5%	-4.3%	-0.5%	N/A	N/A	-1.7%	11.1%	-14.8%	-0.1	-0.2
Legacy 2***	2.7%	2.7%	3.3%	-4.8%	-0.9%	N/A	N/A	-2.1%	11.1%	-15.2%	-0.1	-0.3
Global 1***	2.8%	2.8%	3.9%	-3.2%	-2.2%	N/A	N/A	-2.8%	10.6%	-14.6%	-0.2	-0.4
Global 2***	2.8%	2.8%	3.7%	-3.4%	-2.6%	N/A	N/A	-3.2%	10.5%	-15.4%	-0.3	-0.4
Global 3***	2.8%	2.8%	2.9%	-5.0%	-4.2%	N/A	N/A	-4.9%	10.5%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	-0.5%	-0.5%	9.0%	7.1%	13.4%	0.8%	6.1%	0.8%	19.2%	-50.9%	0.1	0.1
Barclays Capital U.S. Long Gov Index****	1.7%	1.7%	6.0%	28.3%	13.9%	11.8%	8.8%	11.8%	13.1%	-12.3%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					29%
Energy	10%	Short	Crude Oil	3.3%	Short	9%	Short	Crude Oil	2.9%	Short
			Brent Crude Oil	2.3%	Short			Heating Oil	2.3%	Short
Grains/Foods	10%	Long	Soybeans	2.8%	Long	10%	Long	Soybeans	2.8%	Long
			Soybean Meal	1.7%	Long			Soybean Meal	1.6%	Long
Metals	10%	Short	Aluminum	2.9%	Short	10%	Short	Aluminum	2.8%	Short
			Gold	1.8%	Short			Gold	1.7%	Short
FINANCIALS	70%					71%
Currencies	24%	Long $	Euro	4.0%	Short	24%	Long $	Euro	4.0%	Short
			Swiss Franc	2.6%	Short			Swiss Franc	2.7%	Short
Equities	23%	Long	S&P 500	10.0%	Long	23%	Long	S&P 500	10.0%	Long
			Russell 2000	2.3%	Long			Russell 2000	2.3%	Long
Fixed Income	23%	Long	U.S. 5-Year Treasury Notes	4.7%	Long	24%	Long	U.S. 5-Year Treasury Notes	4.8%	Long
			U.S. Treasury Bond	3.8%	Long			U.S. Treasury Bond	3.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices had modest declines following forecasts that recent elevated temperatures in the U.S. were beginning to subside.  Crude oil markets also fell, under pressure from weak demand forecasts which followed last week’s disappointing U.S. employment report.

Grains/Foods
Grains markets rallied sharply as higher temperatures and dry conditions in key U.S. farming regions caused supply concerns.  Corn markets gained following reports from Ukraine that the world’s third-largest corn exporter was cutting its yield estimates due to heat-damaged crops.  Sugar markets rose in excess of 2%, fueled by supply concerns from Brazil and stronger-than-expected export data.

Metals
Precious metals prices decreased as investors liquidated dollar-hedging positions in response to U.S. dollar strength.  Speculation the U.S. Federal Reserve was not close to announcing new stimulus initiatives also put pressure on precious metals prices.   Base metals markets also fell under pressure from beliefs the recent loosening of monetary policies in China, the Eurozone and Great Britain were signs of continued weak global demand for industrial metals.

Currencies
The U.S. dollar staged a strong rally as investors sought safe-haven assets following last week’s weaker-than-expected U.S. employment report.  The euro registered declines following the decision of the European Central Bank to cut overnight deposit rates to 0%, which further reduced the appeal for the euro currency.

Equities
U.S. equity markets finished lower as bearish U.S. jobs data caused late-week declines.  The Japanese Nikkei Index moved higher on gains caused by better-than-expected manufacturing data from the region.  Hong Kong’s Hang Seng Index ended nearly 2% higher, supported by strong gains in the natural resources sector and by hopes monetary easing in China would improve the financial outlook in Asia.

Fixed Income
U.S. Treasury markets benefitted from a return to risk-aversion in the global markets.  German Bund prices rallied as investors looked to reduce risk in their portfolios due to uncertainty ahead of last week’s European Central Bank meeting.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.